PRIVATE LABEL AGREEMENT

         THIS AGREEMENT is made and entered into this 9th day of May 2000, by and between b2bstores.com, a Delaware corporation (b2bstores) and WordCruncher Internet Technologies, Inc., dba Logio ("Company"), a Nevada corporation.

                                    RECITALS

         WHEREAS, b2bstores.com owns and operates a web site devoted to provide products and services for businesses ("b2bstores.com's Site"), currently located at www.b2bstores.com, and

         WHEREAS, Company provides high quality, business related content and business resources.

         WHEREAS, b2bstores.com and Company wish to work cooperatively to make b2bstores' services available to users of Company's Site through Private Label pages (the "Private Label Site"); and

         WHEREAS, the parties wish to share applicable revenues from the Private Label Site in accordance with this Agreement.

                                   AGREEMENTS

         In  consideration  of  the  mutual  covenants  and  agreements   herein
contained, b2bstores.com and Company agree as follows:

1.       Development of Private Label Site.

         B2bstores shall develop and make publicly available the Private Label Site. B2bstores shall work cooperatively with Company in such development effort. This development will proceed in accordance with the written Statement of Work (the "Statement of Work") attached to this Agreement as "Exhibit A."

2.       Promotion of the Private Label Site.

         Company shall be solely responsible for promoting the Private Label Site. b2bstores.com reserves the right to participate cooperatively with Company to promote branding and traffic to Company's site.

3.       Operation of the Private label Site.

         B2bstores shall host, operate and maintain the Private Label Site on b2bstores's server(s) in accordance with the relevant provisions of the Statement of Work and in a manner consistent with the manner in which Company maintains its own site. Each party will be solely responsible, without any right of reimbursement, for all internal and third party costs and expenses incurred by it in connection with the performance of its obligations under this Agreement.

4.       Order Processing and Fulfillment.

         B2bstores will process all orders placed by customers who purchase products and/or services from the pages of the Private label Site. B2bstores will be responsible for all aspects of order processing and fulfillment as it relates to its services. B2bstores expressly reserves the right to add to, delete or modify its services and prices at any time. B2bstores expressly reserves the rights to reject any order, using reasonable discretion. B2bstores will track sales made to customers who purchase products or services from the Private Label Site and will make available to Company monthly reports summarizing such aggregate sales activity.

5.       Relationship of the Parties.

         B2bstores and Company are independent contractors. Nothing in this Agreement will create any partnership or employment relationship between the parties. Neither party will have the authority to enter into contracts, assume or create any liability or make arrangements of any nature whatsoever for, in the name of, or on behalf of, the other party. Company customers who order b2bstores products or services from the Private Label Site will be deemed a customer of Company. Company acknowledges that b2bstores will be the exclusive provider of products and/or services to their users. Company will not enter into any agreements that will conflict with the products or services or terms of this agreement.

6.       Compensation.

         b2stores.com will provide payment to Company as follows:

         o b2bstores.com will pay Company a commission in the amount of 20% of the gross profit generated. Gross profit shall be defined as the difference between the selling price of the product(s) sold by reason of the Private Label Site less the cost of those goods (including taxes) and the cost of shipping. In the case of a third party private label Company will have the allowable discretion to share its portion of gross profits. Any increase of the shared gross profit amount in excess of 20% will be at the discretion of b2bstores.com.

         o Gross Profit generated as a result of selling marketing space (on the private label pages only) and click-through traffic will be split evenly between both parties.

7.       Commission Payment.

         b2bstores.com will pay Company monthly, within thirty (30) days following the end of each calendar month. If a product or service is returned or charged back, b2bstores.com will deduct the corresponding fee from Company's next monthly payment. If there is no subsequent payment, b2bstores.com will send Company a bill, corresponding to the canceled products or service and Company agrees to reimburse b2bstores.com.

8.       Fees.

         In consideration for upcoming marketing activities and to recognize the partnership between b2bstores.com and Company, b2bstores.com agrees to waive the normal Private label Site development fees of $25,000 as well as the normal monthly hosting fees of $4,500 for the duration of this initial agreement.

9.       Books, Records & Audit

         b2bstores.com shall maintain true, correct and complete records relating to its calculation of products or services sold and shall do so in accordance with generally accepted accounting principles. Such records shall be maintained for a period of not less than three years following the date of expiration or termination of this Agreement. Company shall have the right during regular business hours to appoint an independent third party to examine b2bstores.com's facilities and audit its books and records in order to verify compliance with the terms of this Agreement. Any auditor must sign a confidentiality agreement comparable in scope to the confidentiality provisions hereof. Any such audit shall be at the expense of Company unless the audit reveals any material non-compliance by b2bstores.com with the terms of this Agreement in which case the audit shall be at the expense of b2bstores.com.

10.      Licenses.

         b2bstores.com is hereby granted a non-exclusive, world-wide, royalty free license to use Company's trademarks, trade names, service marks solely for the purposes contemplated by this Agreement and subject to compliance with Company's trademark policies in effect from time to time. Company is hereby granted a non-exclusive, world-wide, royalty free license to use b2bstores.com's trademarks, trade names, service marks solely for the purposes of this Agreement and subject to compliance with b2bstores.com's trademark policies in effect from time to time.

11.      Term.

         The term of this Agreement shall commence on ________________, 2000 and shall continue for two (2) years unless otherwise terminated as set forth below. Thereafter, the Agreement shall automatically renew for successive one (1) year terms unless terminated in writing by either party to the other party at least ninety (90) days prior to the renewal date.

12.      b2bstores.com's Obligations.

         In performing under this agreement. b2bstores.com shall:

         (a)      Comply with all applicable laws and regulations;

         (b) Not use the trademarks, trade names, service marks, logos of Company except as expressly authorized by Company;

         (c) Not crate, publish or distribute any written material that makes reference to Company without first obtaining its consent, which consent shall not unreasonably be withheld.

13.      Company's Obligations.

         In performing under this Agreement, Company shall:

         (a)      Comply with industry standards in providing the Services;

         (b)      Not use the trademarks,  trade names,  service marks, or logos
                  of   b2bstores.com   except   as   expressly   authorized   by
                  b2bstores.com;

         (c) Not create, publish or distribute any written material that makes reference to b2bstores.com without first obtaining its consent, which consent shall not be unreasonably withheld.

14.      Disclaimer of Warranty and Limitation of Damages and Liability.

         b2bstores.com makes no express of implied warranties or representations with respect to the services provided under this Agreement. Additionally, b2bstores.com makes no representations that the operation of our web site or services will be uninterrupted or error free and we will not be liable for the consequences of any interruptions or errors. In no event shall b2bstores.com or any of its agents, employees, officers or directors be liable for consequential, incidental or special damages, including lost profits arising out of the performance of this agreement.

15.      Confidentiality.

         Except as otherwise provided in this Agreement or with the consent of the other party hereto, each of the parties hereto agrees that all information including, without limitation, the terms of this Agreement, business and financial information and pricing and sales information, shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by the other party for its own business purposes or for any other purpose except and solely to the extent that any such information is generally known or available to the public through a source or sources other than such party hereto.

16.      Indemnification.

         B2bstores agrees to indemnify and hold harmless Company and its directors, officers, employees, agents and shareholders against any loss, liability, damage or expense that it may sustain by reason of the operation or contents of b2bstores.com's web site and the Private Label Site to the extent provided by b2bstores.com. Company agrees to indemnify and hold harmless b2bstores and its directors, officers, employees, agents and shareholders against any loss, liability, damage or expense that it may sustain by reason of the operation or contents of Company's web site or the Private Label Site to the extent provided by the Company.

17.      Press Release

         Company and b2bstores.com may opt to develop a mutually agreeable press release announcing the execution of this Agreement.

18.      Miscellaneous.

                  Survival  of   Obligations.   The   parties   agree  that  the
obligations imposed by paragraphs 14, 156, 16 and 18 will survive the termination of this Agreement.

                  Governing Law. This Agreement and the relationship between the parties hereto will be governed by and construed in accordance with the laws of the State of California.

                  Counterparts and Fax Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, including any duly executed facsimile or photocopy from facsimile copies, but all of which shall constitute one and the same Agreement which shall be binding upon all parties hereto not signatories to the same counterpart.

WordCruncher Internet Technologies, Inc.
By:     /s/ Kenneth W. Bell
       -------------------------------
Name:  Kenneth W. Bell
Date:  5/11/00

WordCruncher Internet Technologies, Inc.
By:     /s/ Bill Barnett
       -------------------------------
Name:  Bill Barnett
Date:  5/11/00

b2bstores.com (Agent)
By:     /s/ Thomas W. Hoge
       -------------------------------
Name:  Thomas W. Hoge
Date:  May 9, 2000

b2bstores.com (Officer)
By:     /s/ Woolin Kim
       -------------------------------
Name:  Woolin Kim - CEO
Date:  May 9, 2000

                                    Exhibit A

                                STATEMENT OF WORK

1.       Private Label Site Features

         The Private Label site shall include branding elements of only Company. The Private Label site will be built with Company's present day look and feel. b2bstores.com will make reasonable efforts to update the site if Company changes their look and feel at some point in the future, but reserves the right to charge Company for the required update, and are not responsible if b2bstores.com chooses not to rebuild the site unless an amount is agreed upon that is acceptable and in relation to the market value and rate of such services.

2.       Private Label Products

         The parties agree to work cooperatively to create the most appropriate Private Label offering(s) for Company's users. Subject to Company's reasonable approval, the Private Label Site can include any combination of the following product offerings:

         a)       Computer Peripherals
         b)       Computer Supplies
         c)       Desktop Computers
         d)       Food Service
         e)       Furniture & Accessories
         f)       Health and Safety
         g)       Janitorial Supplies
         h)       Maintenance Equipment
         i)       Network and Data Communication
         j)       Notebook Computers
         k)       Office Supplies
         l)       Organizational Planning
         m)       Restroom Supplies
         n)       Security
         o)       Servers
         p)       Telephone Accessories
         q)       Flowers
         r)       Books

3.       b2bstores.com Promotion

         b2bstores.com shall not be responsible for promoting the Private Label Site, but shall have the option of participating in promotional programs and opportunities with Company from time to time. B2bstores.com will have approval over the use of its logo, trademarks, and positioning statements when referred to in any and all promotional, public relation or advertising items.

4.       Traffic Counts

         Company and b2bstores.com agree to each report traffic counts and transactions on a monthly basis. Both parties agree to a review in 90 days.

         Company agrees to fully disclose completed transactions and attendant fees in order to determine the benefits of this collaboration.